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                                                                    EXHIBIT 99.1

                         [AMERIANA BANCORP LOGO]


News Release

Contact:   Jerome J. Gassen
           President and Chief Executive Officer
           (765) 529-2230

           AMERIANA BANCORP REPORTS RESULTS FOR THIRD QUARTER OF 2009

NEW CASTLE, Ind. (November 10, 2009) - Ameriana Bancorp (NASDAQ: ASBI), parent company for Ameriana Bank, today announced net income was $187,000, or $0.06 per basic and diluted share, for the third quarter ended September 30, 2009, compared with net income of $393,000, or $0.13 per basic and diluted share, for the third quarter of 2008. For the first nine months of 2009, Ameriana's net loss was $392,000, or $0.13 per basic and diluted share, compared with net income of $1.2 million, or $0.39 per basic and diluted share, in the same period last year.

         Ameriana's third quarter earnings primarily reflected the benefit of gains on sales of securities that helped offset a significant increase in FDIC insurance and higher credit costs. The provision for loan losses and write-downs of other real estate owned ("OREO") and repossessed property underscored the continuing weak economic conditions that were marked by increasing unemployment levels and declining home prices that continue to pressure borrowers. Additionally, the Company continues to absorb initial operating costs associated with its expansion into the metropolitan Indianapolis area, as these new banking centers continue to ramp-up toward profitability.

         Commenting on the announcement, Jerome J. Gassen, President and Chief Executive Officer, said, "As we expected, business conditions remained challenging during the third quarter. Both commercial and retail borrowers continued to be reluctant to borrow, and the level of non-performing loans rose under the weight of ongoing economic weakness. Considering these strong headwinds, we are especially pleased to report a return to profitability in the third quarter, which reflects underlying strategies to deleverage our balance sheet, strengthen capital, and better position Ameriana to participate in an eventual economic recovery.

                                     -MORE-

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ASBI Reports Third Quarter 2009 Results
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November 10, 2009

         "Clearly, there is little visibility on when a recovery may begin in earnest, even though there are some signs across the country and in our markets that conditions are stabilizing and the current credit cycle has run its course," Gassen added. "Until we see greater traction in this regard, including improvements in the housing market, our credit costs likely will remain at elevated levels."

         Ameriana's net interest income continued to increase in the third quarter of 2009, reflecting the Company's efforts to reduce its average funding costs and its greater focus on commercial lending, which has contributed to the increase in Ameriana's loan portfolio compared with the year-earlier quarter. For the third quarter of 2009, Ameriana's net interest margin on a fully tax-equivalent basis increased to 3.13%, or 27 basis points ahead of the second quarter of 2009, marking the first upturn in net interest margin in more than a year. This improvement primarily reflected the positive impact of an increased proportion of higher-yielding commercial loans in the loan portfolio, as well as Ameriana's increased focus on core deposits, allowing less stable public funds deposits to run off. For the first nine months of 2009, Ameriana's net interest margin on a fully tax-equivalent basis was 2.99% versus 3.09% for the year-earlier period.

         As a consequence of a continued weak economy, the total of the Bank's non-performing loans, OREO and repossessed assets increased to $13.9 million at September 30, 2009, from $10.4 million at June 30, 2009, and $8.6 million as of September 30, 2008. The Company remains diligent in its collection activities by working with borrowers where possible for reasonable solutions, but the ongoing decline in asset values often makes acceptable resolution of problem loans impossible. As part of its efforts to manage credit issues, the Company increased the provision for loan losses in the third quarter of 2009 compared with the year-earlier quarter, but the provision of $320,000 was still $295,000 lower than the $615,000 recorded in the second quarter of 2009. The Company's allowance for loan losses reached $3.9 million or 1.16% of total loans at September 30, 2009, up from $3.0 million or 0.92% of total loans at December 31, 2008, and $3.0 million or 0.95% of total loans at September 30, 2008.

         Ameriana's expansion into the Indianapolis market, with the opening of three banking centers over the past 13 months, also has contributed to the Bank's growth and has served as an additional source of new deposits. Total deposits over the past year increased to $346.3 million from $320.8 million at September 30, 2008.

                                     -MORE-
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ASBI Reports Third Quarter 2009 Results
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November 10, 2009


         Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana Bank owns Ameriana Insurance Agency, a full-service insurance agency, Ameriana Financial Services, which offers securities and insurance products through LPL Financial (Member FINRA/SIPC), and Ameriana Investment Management.

         This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets, changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. For discussion of these and other risks that may cause actual results to differ from expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2008, on file with the Securities and Exchange Commission, including the section entitled "Risk Factors." The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

                                     -MORE-

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ASBI Reports Third Quarter 2009 Results
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November 10, 2009
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                                AMERIANA BANCORP
                         UNAUDITED FINANCIAL HIGHLIGHTS
                    (In thousands, except per share amounts)

                                                          THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                             SEPTEMBER 30,                     SEPTEMBER 30,
                                                     ------------------------------    ------------------------------
                                                         2009             2008             2009             2008
                                                     -------------    -------------    -------------    -------------
Interest income                                      $      5,655     $      5,848     $     17,058     $     17,642
Interest expense                                            2,345            2,841            7,657            8,897
                                                     -------------    -------------    -------------    -------------
Net interest income                                         3,310            3,007            9,401            8,745
Provision for loan losses                                     320              205            1,273              797
                                                     -------------    -------------    -------------    -------------
Net interest  income after  provision  for loan
   losses                                                   2,990            2,802            8,128            7,948
Other income                                                1,764            1,028            3,562            3,189
Other expense                                               4,616            3,462           12,814           10,325
                                                     -------------    -------------    -------------    -------------
Income (loss) before income taxes                             138              368           (1,124)             812
Income tax benefit                                             49               25              732              347
                                                     -------------    -------------    -------------    -------------
Net income (loss)                                    $        187     $        393     $       (392)     $     1,159
                                                     =============    =============    =============    =============
Earnings (loss) per share:
   Basic                                             $       0.06     $       0.13     $      (0.13) $          0.39
                                                     =============    =============    =============    =============
   Diluted                                           $       0.06     $       0.13     $      (0.13) $          0.39
                                                     =============    =============    =============    =============
Weighted average shares outstanding:
   Basic                                                    2,989            2,989            2,989            2,989
                                                     =============    =============    =============    =============
   Diluted                                                  2,989            2,989            2,989            2,989
                                                     =============    =============    =============    =============

Dividends declared per share                         $       0.01     $       0.04     $      0.09      $       0.12
                                                     =============    =============    =============    =============

                                                                         SEPT. 30,        DEC. 31,        SEPT. 30,
                                                                           2009            2008             2008
                                                                      -------------    -------------    -------------
Total assets                                                          $    456,613     $    463,502     $    467,802
Cash and cash equivalents                                                   10,424            8,449           17,806
Investment securities available for sale                                    54,059           75,371           78,221
Loans receivable                                                           333,467          325,526          317,739
Allowance for loan losses                                                    3,870            2,991            3,014
                                                                      -------------    -------------    -------------
   Loans, net                                                              329,597          322,535          314,725

Allowance  for loan losses as a  percentage  of
   loans receivable                                                          1.16%            0.92%            0.95%
Non-performing loans                                                  $      8,283     $      6,219     $      4,516
Allowance  for loan losses as a  percentage  of
   non-performing loans                                                      46.7%            48.1%            66.8%

Deposits:
   Non-interest-bearing                                               $     27,396     $     22,070     $     22,806
   Interest-bearing                                                        318,869          302,336          297,969
                                                                      -------------    -------------    -------------
                                                                           346,265          324,406          320,775

Borrowed funds                                                        $     68,435     $     97,735     $    105,235
Shareholders' equity                                                        33,330           33,776           32,982
Book value per share                                                         11.15            11.30            11.03
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